 Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of The Diamond Cartel, Inc. (the “Company”), for the period ended January 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), Michel Atlidakis the principal executive and financial officer of the Company, hereby certiies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Michel Atlidakis
Michel Atlidakis
Principal Executive and Financial Officer

Dated March 16, 2018